EXHIBIT 99.1

October 27, 2008

Mr. Kevan Casey
Chief Executive Officer
Striker Oil & Gas, Inc.
5075 Westheimer, Suite 975
Houston, Texas 77056

Dear Kevan:

Please accept this letter as my resignation as Chief Financial Officer, Secretary and Treasurer of Striker Oil & Gas, Inc., effective today, October 27, 2008.

Sincerely,

/s/ Steven M. Plumb
Steven M. Plumb, CPA